Exhibit 5.2

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Washington, DC

Baird Medical Investment Holdings Limited

Room 202, 2/F, Baide Building

Building 11, No.15

Rongtong Street, Yuexiu District, Guangzhou

People’s Republic of China

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Baird Medical Investment Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the filing of a registration statement on Form F-3 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of an aggregate offering price of up to US$50,000,000, or the equivalent thereof, of (a) Ordinary Shares of the Company, par value US$0.0001 per share (the “Ordinary Shares”); (b) preferred shares, par value US$0.0001 per share (the “Preferred Shares”); (c) debt securities, which may be secured or unsecured, in one or more series (the “Debt Securities”); (d) warrants to purchase Shares, Preferred Shares or Debt Securities (the “Warrants”); and (e) units consisting of two or more securities described above in any combination (the “Units”) (the Shares, the Preferred Shares, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed as an exhibit to a Form 6-K, which will be incorporated by reference into the Registration Statement and be a part thereof from the date on which such Form 6-K is furnished. The Debt Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”). The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

*	Associated Firm
**	In cooperation with Trench, Rossi e Watanabe

Beijing Suite 3401, China World Office 2 China World Trade Centre 1 Jianguomenwai Dajie Beijing 100004 People’s Republic of China Tel: +86 10 6535 3800 Fax: +86 10 6505 2309	Hong Kong 14th Floor, One Taikoo Place 979 King’s Road, Quarry Bay Hong Kong SAR People’s Republic of China Tel: +852 2846 1888 Fax: +852 2845 0476	Shanghai Unit 1601, Jin Mao Tower 88 Century Avenue Pudong, Shanghai 200121 People’s Republic of China Tel: +86 21 6105 8558 Fax: +86 21 5047 0020

Registered foreign lawyers not admitted to practice in the PRC.

Baker & McKenzie LLP is a member of Baker & McKenzie International.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the certificates representing the Securities will be duly executed and delivered, (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (vii) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby; (viii) the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (x) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

In rendering the opinions set forth below, we have also relied on the opinion of Conyers Dill & Pearman, the Company’s Cayman Islands legal counsel, being filed as an exhibit to the Registration Statement, that the Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

We express no opinion as to any matter relating to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal securities laws of the United States of America.

Our opinion below is qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, then the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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2. With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement, as applicable, duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to the Units, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including any Securities underlying the Units) and related matters; and (b) the Units (including any Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or the rules and regulations of the Commission thereunder.

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This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be relied upon for any other purpose. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may arise or be brought to our attention after the date of this opinion letter that may alter, affect or modify the opinions or statements expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ Baker & Mckenzie LLP
Baker & Mckenzie LLP

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